5910 PACIFIC CENTER BOULEVARD

OFFICE LEASE

G&I VIII SORRENTO LP,
a Delaware limited partnership,

as Landlord,

and

EMERALD HEALTH PHARMACEUTICALS INC.,
a Delaware corporation

as Tenant.

SUMMARY OF BASIC LEASE INFORMATION

The parties hereto agree to the following terms of this Summary of Basic Lease Information (the "**Summary**"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "**Lease**") which pertains to the office building located at 5910 Pacific Center Boulevard, San Diego, California 92121. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION
1. Date:	April 19, 2018.
2. Landlord:	G&I VIII SORRENTO LP, a Delaware limited partnership
3. Address of Landlord (Section 30.11):	G&I VIII SORRENTO LP c/o Cypress Asset Management, Inc. 10650 Treena Street, Suite 109 San Diego, California 92131 Attention: Ron Lack With a copy to: DRA Advisors 201 California Street Suite 470 San Francisco, CA 94111 Attn: Martin Coyne Telephone: (415) 633-0013
4. Tenant:	EMERALD HEALTH PHARMACEUTICALS INC., a Delaware corporation.
5. Address of Tenant (Section 30.11):	Emerald Health Pharmaceuticals Inc. c/o OncoSec Medical 5820 Nancy Ridge Drive San Diego, California 92121 Attention: Jill Broadfoot (Prior to Lease Commencement Date)

and

5910 Pacific Center Boulevard, Suite 300
San Diego, California 92121
Attention: Jill Broadfoot
(After Lease Commencement Date)

6. Premises (Article 1): Approximately 3,795 rentable square feet of space located in Suite 300 on the third (3rd) floor of the Building, as set forth in Exhibit A attached hereto.

7. Term (Article 2).

7.1 Lease Term: Approximately twenty-four (24) complete calendar months. If the Lease Commencement Date occurs on a day other than the first day of the month, then the foregoing time period shall be measured from the first day of the following month.

7.2 Lease Commencement Date: May 1, 2018.

8. Base Rent (Article 3):

Months during Term	**Monthly Installment of Base Rent**	**Monthly Rental Rate per Rentable Square Foot***
May 1, 2018 – April 30, 2019	$7,590.00	$2.00
May 1, 2019 – April 30, 2020	$8,349.00	$2.20

*In addition to Base Rent, Tenant will pay for electricity supplied to the Premises on a net basis, as more fully described in Section 6.1.2 below.

9. Additional Rent (Article 4).

9.1 Base Year: N/A

9.2 Tenant's Share: N/A

10. Security Deposit (Article 21): $16,698.00

11. Parking Passes (Article 28): Thirteen (13) unreserved parking passes.

12.	Broker (Section 30.15):	Hughes Marino (representing Tenant) and Cushman & Wakefield (representing Landlord).

<u>EXHIBITS</u>

INDEX

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OFFICE LEASE

This Office Lease, which includes the preceding Summary of Basic Lease Information (the "**Summary**") attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "**Lease**"), dated as of the date set forth in Section 1 of the Summary, is made by and between G&I VIII SORRENTO LP, a Delaware limited partnership ("**Landlord**"), and EMERALD HEALTH PHARMACEUTICALS INC., a Delaware corporation ("**Tenant**").

1. REAL PROPERTY, BUILDING AND PREMISES

1.1 Real Property, Building and Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "**Premises**"), which Premises are located in the "Building," as that term is defined in this Section 1.1. The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto. The Premises are a part of the building known as Pacific Heights Plaza located and addressed at 5910 Pacific Center Boulevard, San Diego, California 92121 ("**Building**"). The Building, the parking structure and/or facilities serving the Building ("**Parking Facilities**"), the outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "**Real Property**." Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property ("**Common Areas**"), subject to compliance with any reciprocal easement agreements, covenants, conditions and restrictions or similar restrictions on the Real Property (the "**CC&Rs**"). Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property.

1.2 Condition of the Premises. Except as specifically set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty (express or implied) regarding (i) the condition of the Premises or the Real Property except as specifically set forth in this Lease or (ii) the suitability or fitness of the Premises or the Real Property for the conduct of Tenant's business. Any existing leasehold improvements in the Premises as of the date of this Lease may be collectively referred to herein as the "**Tenant Improvements**."

1.3 Verification of Rentable Square Feet of Premises and Building. For purposes of this Lease, "rentable square feet" shall mean "rentable area" calculated pursuant to Landlord's standard method of measurement for the Building. At Landlord's discretion, the number of rentable square feet of the Premises and the Building shall be subject to verification from time to time by Landlord's space measurement consultant, and such verification shall be made in accordance with the provisions of this Article 1 and shall be conclusive and binding upon the parties. In the event that Landlord's space measurement consultant determines that the space measurement shall be different from that set forth in this Lease, Landlord shall modify all amounts, percentages and figures appearing or referred to in this Lease to conform to such corrected rentable

square footage (including, without limitation, the amount of the "Rent," as that term is defined in Article 4 of this Lease). If such modification is made, it will be confirmed in writing by Landlord to Tenant.

2. LEASE TERM

2.1 Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "**Lease Term**") shall be for the period of time set forth in Section 7.1 of the Summary and shall commence on the date (the "**Lease Commencement Date**") set forth in Section 7.2 of the Summary, and shall terminate upon the expiration of the Lease Term, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "**Lease Year**" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that if the Lease Commencement Date is not the first day of the month, then the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the twelfth month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the last day of the Lease Term (for example, if the Lease Commencement Date is April 15, the first Lease Year will be April 15 through April 30 of the following year, and each succeeding Lease Year will be May 1 through April 30). Landlord will not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant, (ii) any Security Deposit required hereunder and the first installment of Monthly Base Rent; and (iii) copies of Tenant's certificates of insurance as required hereunder.

3. BASE RENT

Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, monthly installments of base rent ("**Base Rent**") as set forth in Section 8 of the Summary, in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any rental or other payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental or other payment is for a period which is shorter than one month, then the rental or other payment for any such fractional month shall be a proportionate amount of a full calendar month's rental or other payment based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs.

4. ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, and separately metered electricity charges pursuant to Section 6.1.2 below, Tenant shall pay as additional rent Tenant's Share of the annual Operating Expenses, Insurance Expenses, Utility Expenses and Tax Expenses that are in excess of the amount of Operating Expenses, Insurance Expenses, Utility Expenses and Tax Expenses, respectively applicable to the Base Year (the "**Excess**"). Such additional rent, together with any and all other amounts payable by Tenant

to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "**Additional Rent**." The Base Rent and Additional Rent are herein collectively referred to as the "**Rent**." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term. Notwithstanding the foregoing, Tenant will not be required to pay Tenant's Share of Operating Expenses, Insurance Expenses, Utility Expenses or Tax Expenses throughout the initial Term of this Lease.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 "**Base Year**" shall mean the year set forth in Section 9.1 of the Summary.

4.2.2 "**Calendar Year**" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.3 "**Expense Year**" shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of Operating Expenses, Insurance Expenses, Utility Expenses and Tax Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 "**Insurance Expenses**" shall mean the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property, including any deductibles thereunder.

4.2.5 "**Operating Expenses**" shall mean all expenses, costs and amounts of every kind and nature which Landlord incurs or which accrue during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Real Property (other than Insurance Expenses, Tax Expenses and Utility Expenses) and the cost of any capital improvements or other costs (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, (B) made to the Real Property after the Lease Commencement Date that are required under any governmental law or regulation or (C) for the refurbishment or replacement of Real Property improvements or amenities; provided, however, that if any such cost described in (A), (B) or (C) above is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If the Building is less than ninety-five percent (95%) occupied during any portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses or Utility Expenses (as defined below) for such year, employing sound accounting and management principles, to determine the amount of Operating Expenses or Utility Expenses that would have been paid had the Building been ninety-five percent (95%) occupied.

4.2.6 **"Systems and Equipment"** shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Real Property in whole or in part.

4.2.7 **"Tax Expenses"** shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein.

4.2.8 **"Utility Expenses"** shall mean the cost of supplying all utilities to the Real Property (other than utilities for which tenants of the Building are separately metered), including utilities for the heating, ventilation and air conditioning system for the Building and Common Areas.

4.2.9 **"Tenant's Share"** shall mean the percentage set forth in Section 9.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. The total rentable square feet in the Building as of the date hereof is 51,148 (subject to adjustment pursuant to Section 1.3 above).

4.3 Payment of Additional Rent.

4.3.1 Intentionally Omitted.

4.3.2 Statement of Actual Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the **"Statement"**) which shall state the Operating Expenses, Insurance Expenses, Utility Expenses and Tax Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due (or within thirty (30) days of receipt if the Lease Term has expired prior to Tenant's receipt of the Statement), the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess. The failure of Landlord to timely furnish the Statement or the Estimated Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term. In the event Operating Expenses, Insurance Expenses, Utility Expenses and/or Tax Expenses are lower than Operating Expenses, Insurance Expenses, Utility Expenses and/or Tax Expenses, respectively, for the Base Year, Tenant will not

be entitled to any credit against Base Rent, but Tenant's Share shall be zero as to the applicable category of expenses.

4.3.3 Statement of Estimated Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "**Estimate Statement**") which shall set forth Landlord's reasonable estimate (the "**Estimate**") of what the total amount of Operating Expenses, Insurance Expenses, Utility Expenses and Tax Expenses for the then-current Expense Year shall be and the estimated Excess (the "**Estimated Excess**"). If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when: (i) said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord; (ii) said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property (including the Parking Facilities); or (iii) said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

5. USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for general office purposes consistent with the character of the Building as a first-class office building and in compliance with all applicable laws, codes (including zoning codes) and ordinances, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever or in any manner which would jeopardize any energy efficiency rating (e.g., the U.S. Green Building Council's Leadership in Energy and Environmental Design (LEED) rating system) or any energy or carbon reduction targets in effect at the Building or which would violate the CC&Rs. Tenant will procure and maintain, at its sole cost and expense, any and all permits or approvals required for Tenant's use and occupancy of the Premises.

5.2 Prohibited Uses. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises, the Parking Facilities or any other Common

Areas or any part of the Real Property for any use or purpose contrary to the rules and regulations reasonably established by Landlord for the Real Property (the "**Rules and Regulations**"), attached hereto as Exhibit B and made a part hereof, or in violation of any federal, state or local laws, codes or ordinances or any recorded covenants, conditions and restrictions or ground or underlying leases affecting the Real Property or Landlord's sustainability programs or any Environmental Laws ("**Applicable Laws**"). Tenant shall not use or allow Tenant Parties to use any part of the Premises or the Real Property for the storage, use, treatment, manufacture or sale of any hazardous or toxic material, and Tenant will be responsible for any damage caused by unauthorized hazardous or toxic material in the Premises or Real Property in violation of this sentence. Tenant will not do or permit to be done anything that will obstruct or interfere with the rights of other tenants or occupants of the Building.

6. SERVICES AND UTILITIES

6.1 Standard Tenant Services. Tenant will at all times operate within the Premises in a manner which is consistent with responsible energy and water use and which minimizes the energy and water use in the Premises, including use of proven energy and carbon reducing measures, such as use of energy efficient light bulbs, use of lighting controls (e.g., automatic shut offs or dimmers), closing shades on south facing windows and purchasing ENERGY STAR® qualified equipment and products certified by the EPA's Water Sense® program. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("**HVAC**") when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m. and upon prior request, from 9:00 a.m. to 1:00 p.m. on Saturdays, except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays (collectively, the "**Holidays**").

6.1.2 Landlord shall provide adequate electrical wiring and facilities for normal general office use, as determined by Landlord. Tenant will pay for all electricity supplied to the Premises on a net basis as Additional Rent. If the Premises is separately metered, Tenant shall make payment directly to the entity providing such electricity. If electricity is not separately metered to the Premises, Tenant shall pay Tenant's share (as determined by dividing the rentable square footage of the Premises by the rentable square footage of the Building) of all charges for electricity supplied to the Building (provided that Tenant's share for purposes of the foregoing will be adjusted to reflect the ratio of the Premises to the tenant occupied space within the Building only); however, if the Premises are served by a shared meter which measures only a portion of the Building, Landlord may elect to charge Tenant for electricity based upon Tenant's proportionate share of the electricity charges for such shared meter (which proportionate share will be calculated by dividing the number of rentable square feet within the Premises by the total number of tenant occupied rentable square feet connected to such shared meter). In the alternative, Landlord may, at its option, monitor the usage of electricity by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. Landlord may base its bills for electricity on reasonable estimates; provided

that Landlord adjusts such billings promptly thereafter or as part of the next Landlord's Statement to reflect the actual cost of such utilities.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

6.1.4 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5 Landlord shall provide nonexclusive automatic passenger elevator service at all times.

6.1.6 Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

6.1.7 Tenant shall, subject to Landlord's reasonable security requirements, Force Majeure and de minimus interruptions, have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the electricity or water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption, and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use HVAC during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder. Notwithstanding anything herein to the contrary, any HVAC or other service necessary to accommodate a computer server room will be deemed to constitute an overstandard use and will be subject to the provisions of this Section 6.2.

6.3 Interruption of Use. Except as set forth in Section 6.7 below, Tenant agrees that Landlord shall not be liable for any damages incurred by Tenant, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any utility or service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of

Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.

6.4 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide the following additional services which may be required by Tenant, which relate to the Premises: locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant, as Additional Rent, shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee (not to exceed fifteen percent (15%) of the cost of the work).

6.5 Energy Usage Reporting. If requested by Landlord, Tenant agrees to deliver to Landlord such information and/or documents as Landlord requires for Landlord to comply with California Public Resources Code Section 25402.10, or successor statute(s), and related California Code of Regulation, relating to commercial building energy ratings. Tenant will provide Landlord with the Energy Star or similar rating for any of Tenant's equipment in the Premises. Alternatively, Landlord may require Tenant to authorize the utility provider for the Premises to release Tenant's utility records to the appropriate government agency or to permit Landlord direct access to Tenant's utility records for the Premises, which Tenant will provide using the applicable utility provider's standard form authorization to receive customer information. Any equipment used by Tenant in the Premises which does not have an ENERGY STAR® or Water Sense® rating may be considered overstandard and be subject to the provisions of Section 6.2 above. Landlord reserves the right to designate the utility provider for the Building and Real Property in its sole and absolute discretion, and may elect to purchase green or renewable energy.

6.6 Cabling Contractor. Landlord shall have the right to require that Tenant use Landlord's designated contractor to install or connect any telecommunications or data cabling from the minimum point of entry (MPOE) in the Building to Tenant's Premises.

6.7 Abatement. An "**Abatement Event**" shall be defined as an event that prevents Tenant from using the Premises or any portion thereof, as a result of any failure to provide utilities or services to the Premises, where (i) Tenant does not actually use the Premises or such portion thereof, and (ii) such event is caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant shall give Landlord and any mortgagee of Landlord (of whom Tenant is notified) notice ("**Abatement Notice**") of any such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" (as that term is defined below), then the Base Rent and Tenant's Share of Operating Expenses, Insurance Expenses, Utility Expenses and/or Tax Expenses shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Operating Expenses, Insurance Expenses, Utility Expenses and/or Tax Expenses for the entire Premises shall

be abated entirely for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Base Rent and Tenant's Share of Operating Expenses, Insurance Expenses, Utility Expenses and/or Tax Expenses allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Notwithstanding anything to the contrary contained herein, if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes as reasonably determined by Landlord, for example bringing in portable air conditioning or heating equipment, then there shall be no abatement of Base Rent or Tenant's Share of Operating Expenses, Insurance Expenses, Utility Expenses and/or Tax Expenses. The term "**Eligibility Period**" shall mean a period of five (5) consecutive business days after Landlord's and Landlord's mortgagee's (if applicable), receipt of the applicable Abatement Notice (provided that Landlord will be provided additional time as required to remedy such event so long as Landlord is diligently attempting to remedy such Abatement Event and pursues such remedy to completion). Such right to abate Base Rent and Tenant's Share of Operating Expenses, Insurance Expenses, Utility Expenses and/or Tax Expenses shall be Tenant's sole remedy for an Abatement Event. This Section 6.5 shall not apply in case of damage to, or destruction of, the Premises or the Building, or any eminent domain proceedings which shall be governed by separate provisions of this Lease.

7. REPAIRS

Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord's costs or expenses, including Landlord's overhead, arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Tenant hereby waives and releases its right to make repairs at Landlord's expense and/or terminate this Lease or vacate the Premises under Section 1942 and Section 1932(1) of the California Civil Code and any other California law, statute, or ordinance now or hereafter in effect.

8. ADDITIONS AND ALTERATIONS

8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "**Alterations**") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord.

8.2 Manner of Construction. Tenant shall have obtained Landlord's approval of all plans, specifications, drawings, contractors and subcontractors prior to the commencement of Tenant's construction of the Alterations; provided, however, a contractor of Landlord's selection shall perform all mechanical, electrical, plumbing, structural, and heating, ventilation and air conditioning work, and such work shall be performed at Tenant's cost. Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require. In addition, Landlord may,

in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Further, Tenant shall pay to Landlord or its agent a five percent (5%) supervision fee based upon the cost of such work. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable laws and pursuant to a valid building permit, issued by the appropriate governmental authorities, in conformance with Landlord's construction rules and regulations and in a manner which is in keeping with any third party rating system in effect at the Building (e.g., LEED) and in a diligent, good and workmanlike manner. If such Alterations trigger a legal requirement upon Landlord to make any Alterations or improvements to the Building or Common Areas, Tenant shall, as Additional Rent, reimburse Landlord for the cost thereof within thirty (30) days following receipt of an invoice therefor. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion (or equivalent) to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations. All Alterations will comply with Landlord's sustainability practices and any third party rating system concerning the Premises or the Building then in effect.

8.3 Landlord's Property. All Alterations and fixtures which may be made, installed or placed in or about the Premises from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord; however, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant's expense to remove any such Alterations or fixtures. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Improvements or fixtures, Landlord may do so and may charge the cost thereof to Tenant.

9. COVENANT AGAINST LIENS

Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed within ten (10) days after the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

10. INSURANCE

10.1 Indemnification and Waiver. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "**Landlord Indemnified Parties**") harmless from and against, any and all claims, damages (including direct and consequential or indirect damages), judgments, suits, causes of action, losses, liabilities and expenses, including reasonable attorneys' fees and court costs (collectively, "**Indemnified Claims**"), arising or resulting from (a) any negligent or willful act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, invitees or licensees in or about the Premises, the Building or the Real Property (collectively, "**Tenant Parties**"); (b) any occurrence within the Premises unless solely caused by the negligence or willful misconduct of Landlord; (c) the use or occupancy of the Premises by Tenant or the Tenant Parties and/or (d) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises, the Building or elsewhere on the Real Property from any cause, and Tenant hereby waives all claims in respect thereof against Landlord. Landlord shall in no event be liable to Tenant or any Tenant Party for any consequential damages, special or punitive damages or for loss of business, revenue, profits or income and Tenant hereby waives any and all claims for any such damages. Landlord shall not be liable for interference with light or other intangible rights. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

10.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase.

10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance, on an occurrence basis, covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including non-owned and hired automobile coverage, products/completed operations coverage and Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than: (i) $4,000,000 each occurrence and annual aggregate for bodily injury and property damage liability; and (ii) $4,000,000 each occurrence and annual aggregate], with 0% insured's participation, for personal injury liability, which limits may be met by use of excess and/or umbrella liability insurance provided that such coverage is at least as broad as the primary coverages required herein.

10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, and (ii) the Tenant Improvements and Alterations. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement

cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3 Loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils. The minimum period of indemnity for business interruption coverage shall be twelve (12) months. Notwithstanding anything to the contrary contained herein, the Tenant originally named herein (the "**Original Tenant**") (and not any assignee, subtenant or other transferee) may, subject to the provisions of this Section 10.3.3, fulfill its insurance obligations under this Section 10.3.3 by self-insurance. Any self-insurance so maintained by Tenant shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Article 10, including, without limitation, a deemed waiver of subrogation; consequently, Landlord shall be treated, for all purposes, as if Tenant had actually purchased such insurance from a third party. If Tenant elects to so self-insure, then with respect to any claims which may result from incidents occurring during the Lease Term, such self-insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required hereunder would survive.

10.3.4 Worker's compensation and Employers Liability insurance providing statutory benefits to Tenant's employees, with a waiver of subrogation in favor of Landlord, and employer's liability insurance with limits of not less than the statutory limits required for worker's compensation insurance and Employers Liability insurance with limits of liability not less than: (i) $1,000,000 Bodily Injury per accident and (ii) $1,000,000 Bodily Injury by disease.

10.3.5 Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto, including those owned, hired or otherwise operated or used by or on behalf of the Tenant. The coverage shall be on a broad-based occurrence form with combined single limits of not less than $1,000,000 per accident for bodily injury and property damage.

10.4 <u>Form of Policies</u>. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All insurance shall (i) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; and (ii) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice (10 days for non-payment of premiums) shall have been given to Landlord and the other additional insureds thereunder designated by Landlord. In addition, the insurance described in Section 10.3.1 above shall (a) name Landlord, the property manager and any other party specified by Landlord, as an additional insured; (b) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (c) be primary insurance as to all claims thereunder and provide that any insurance required by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (d) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. In addition, the insurance described in Section 10.3.2 shall name Landlord and any other party specified by Landlord as loss-payee as to all items referred to in clause (ii) of Section 10.3.2 and the insurance described in Sections 10.3.2 and 10.3.3 shall have

deductibles reasonably acceptable to Landlord. Tenant shall deliver all policies or certificates thereof to Landlord on or before Landlord's delivery of the Premises to Tenant or the Lease Commencement Date, whichever first occurs, and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may deny Tenant the right to occupy the Premises until such time as Tenant makes such deliveries (which denial shall have no effect upon the Lease Commencement Date) and/or procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of the bills therefor.

10.5 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage, worker's compensation insurance and loss of income and extra expense insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage if such loss or damage is insurable under the property damage or loss of income and extra expense insurance required to be maintained hereunder (this waiver extends to deductibles under such insurance).

11. DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base, Shell and Core of the Premises and such Common Areas to substantially the same condition as existed prior to the casualty, except for modifications required by law, the holder of a mortgage on the Real Property, the lessor of a ground or underlying lease, or any other modifications to the Common Areas deemed desirable by Landlord. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises resulting from fire or other casualty, Tenant shall assign to Landlord all insurance proceeds payable to Tenant which are attributable to permanently affixed improvements in the Premises and insured by the insurance required in clause (ii) of Section 10.3.2, and Landlord shall return the Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from damage resulting from fire or other casualty or Landlord's repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord learns of the necessity for repairs as the result of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within sixty (60) days after the date Landlord learns of the necessity for repairs as the result of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Real Property or ground or underlying lessor with respect to the Real Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies; or (iv) such damage occurs during the last twenty-four (24) months of the Lease Term.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute, regulation or case law of the State of California, including without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to termination rights arising from damage or destruction shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

12. NONWAIVER

No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by Landlord of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord's right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord's rights.

13. CONDEMNATION

If the whole or any part of the Premises, Building or Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use

or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Real Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection with such taking, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for goodwill and moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any other California law, statute or ordinance now or hereafter in effect, to seek termination of this Lease in the event of a taking.

14. ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld if Landlord does not elect to proceed under Section 14.4 below, assign or otherwise transfer this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "**Transfers**" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "**Transferee**"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "**Transfer Notice**") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "**Subject Space**"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee and a copy of all operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee and such other information as Landlord may reasonably require. If there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.1, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). As a condition to Landlord's consent to any proposed assignment of this Lease,

Landlord may, at Landlord's sole option, require the assigning Tenant to guaranty the proposed assignee's obligations under this Lease, as assigned; and, if Landlord so elects, the assigning Tenant shall execute a Guaranty of Lease in a form reasonably acceptable to Landlord. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Article 14, Tenant's and such Transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.

14.2 Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent: (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building, or would be a significantly less prestigious occupant of the Building than Tenant; (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease; (iii) the Transferee is either a governmental agency or instrumentality thereof; (iv) the Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space; (v) the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested; (vi) the proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease; (vii) the terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); (viii) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (A) occupies space in the Building at the time of the request for consent, (B) is negotiating with Landlord to lease space in the Building at such time, or (C) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice; (ix) the transferee or its proposed use would jeopardize any LEED or similar rating in effect at the Building; or (x) Landlord has not received assurances acceptable to Landlord that all past due amounts owing by Tenant to Landlord, if any, will be paid and all defaults on the part of Tenant, if any, will be cured prior to the effective date of the proposed Transfer.

14.3 Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay to Landlord within thirty (30) days of Tenant's receipt from Transferee, seventy percent (70%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. **"Transfer Premium"** shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per

rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any brokerage commissions in connection with the Transfer (collectively, the "**Subleasing Costs**"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space from Tenant. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord may consent to future Transfers of this Lease without notifying Tenant and without obtaining Tenant's consent thereto. In the event of a default by any Transferee of Tenant or any successor to Tenant's interest in this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

14.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include a change in the ownership of fifty percent (50%) or more of the ownership interests of Tenant within a twelve (12)-month period, unless Tenant is a publicly-held company whose stock trades on a nationally-recognized exchange.

14.7 Affiliate Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to an affiliate ("**Affiliate**") of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant, or

that becomes a parent, successor or affiliate of Tenant, or is a successor of Tenant by reason of merger, consolidation, public offering, reorganization, dissolution, or sale of stock, membership or partnership interests or assets) shall not be deemed a transfer under this Article 14, provided that (i) Tenant notifies Landlord of any such assignment or sublease prior to the effective date thereof and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease to such Affiliate (including, in the event of an assignment, evidence of the assignee's assumption of Tenant's obligations under this Lease or, in the event of a sublease, evidence of the sublessee's assumption, in full, of the obligations of Tenant with respect to the portion of the Premises so subleased, other than the payment of rent), (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such assignment or sublease does not cause Landlord to be in default under any existing lease at the Building, and (iv) the net worth of such Affiliate is not less than reasonably required to fulfill the terms of this Lease, as reasonably determined by Landlord after review of financial information for such Affiliate. An assignee of Tenant's entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an "**Affiliated Assignee.**" "**Control,**" as used in this Article 14 shall mean the ownership, directly or indirectly, of greater than fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty-one percent (51%) of the voting interest in, an entity. Nothing contained in this Section 14.7 shall be deemed to release Tenant from its obligations under this Lease.

15. SURRENDER OF PREMISES AND REMOVAL OF TENANT'S PROPERTY

No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall remove from the Premises all debris and rubbish, such items of furniture, equipment, and cabling installed by or at the request of Tenant that is not contained in protective conduit or metal raceway, other articles of personal property owned by Tenant and any property Landlord requires Tenant to remove pursuant to Section 8.3. Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. In addition, if Tenant fails to remove Tenant's personal property from the Premises after the expiration or earlier termination of this Lease, Landlord may (but shall not be obligated to) deem all or any part of Tenant's personal property to be abandoned, and title to Tenant's personal property (except with respect to any Hazardous Material (defined in Paragraph 29)) shall be deemed to be immediately vested in Landlord with no obligation on the part of Landlord to compensate Tenant for such property, but Tenant shall remain responsible for the cost of removal, storage and/or disposal of such property, as well as any damage caused by such removal.

16. HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the consent of Landlord, such tenancy shall be from month-to-month only, and Base Rent shall be

payable at a monthly rate equal to the greater of (i) twice the Base Rent applicable during the last rental period of the Lease Term under this Lease and (ii) the then-current fair market value of the Premises, which shall be based upon Landlord's asking rate for available space in the Building. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Such holdover shall not constitute a renewal or extension of the Lease Term and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, Tenant shall be liable for all damages incurred by Landlord resulting therefrom, including without limitation any consequential damages or damages resulting from Landlord's inability to deliver the Premises to a successor tenant.

17. ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate on Landlord's or its lender's standard form.

18. SUBORDINATION

This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees to attorn, without any deductions or set-offs whatsoever, to lender or holder of any mortgage or deed of trust upon foreclosure, the purchaser upon any foreclosure sale, or to the lessor of a ground or underlying lease upon the termination thereof, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such lender, purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm such attornment and/or the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

19. DEFAULTS; REMEDIES

19.1 Tenant Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

19.1.2 Any failure by Tenant (other than a failure pursuant to Section 19.1.1 or 19.1.4) to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, Tenant shall not

be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

19.1.3 The entry of an order for relief with respect to Tenant or any guarantor of this Lease under any chapter of the Federal Bankruptcy Code, the dissolution or liquidation of Tenant or any guarantor of this Lease, the insolvency of Tenant or any guarantor of this Lease or the inability of Tenant or any guarantor of this Lease to pay its debts when due, or the appointment of a trustee or receiver to take possession of all or substantially all of Tenant's or any guarantor's assets or Tenant's interest under this Lease that is not discharged within thirty (30) days; or

19.1.4 The failure of Tenant to execute any documents referenced in Article 17 or 18 within the time periods set forth in those Articles.

Any notice required under this Section 19.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any successor law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in clauses (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease. As used in clause (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4. If Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

19.2.4 Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 20, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements

19.3 Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form

19.4 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.5 Landlord Default. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice to Landlord (and any mortgagee of whom Tenant has been notified) from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Tenant agrees that, prior to commencing a legal action against Landlord for failure to cure such default as provided in the preceding sentence, any mortgagee which received notice of such default shall have an additional thirty (30) days to cure such default (unless such cure would take longer and such mortgagee has commenced such cure within said thirty (30) day period). Upon any such uncured default by Landlord and any mortgagee which received notice of such default, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease unless a court of competent awards Tenant such right in a final, non-appealable judgment; (c) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such

rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies; and (d) Landlord will not be liable for any consequential damages.

20. COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21. SECURITY DEPOSIT

Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "**Security Deposit**") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, to cure Tenant's default hereunder, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. Landlord shall return the Security Deposit (less any portion thereof used, applied or retained by Landlord as permitted herein) to Tenant within sixty (60) days following the expiration of the Lease Term; provided that Landlord may retain from said Security Deposit an amount reasonably estimated by Landlord to cover potential Operating Expense, Insurance Expense, Utility Expense and Tax Expense reconciliation payments due for the Expense Year in which the Lease Term expires and any amounts so retained and not applied will be returned to Tenant within thirty (30) days after the issuance of a Statement for the applicable Expense Year. Tenant shall not be entitled to any interest on the Security Deposit and Landlord will not be required to segregate the Security Deposit or keep the Security Deposit separate from the general funds of Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises.

22. SUBSTITUTION OF OTHER PREMISES

Landlord shall have the right to move Tenant to other space in the Building comparable to the Premises, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant prior notice of Landlord's election to so relocate Tenant, and shall move Tenant's effects to the new space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. The new space shall be

delivered to Tenant with improvements substantially similar to those improvements existing in the Premises at the time of Landlord's notification to Tenant of the relocation. Simultaneously with such relocation of the Premises, the parties shall execute an amendment to this Lease stating the relocation of the Premises.

23. SIGNS

23.1 Premises Identification and Building Directory Signage. Tenant shall be entitled, at Landlord's sole cost and expense, to (i) Building-standard identification signage outside of Tenant's Premises on the floor on which Tenant's Premises are located, and (ii) to one (1) line on the Building directory to display Tenant's name and location in the Building. The location, quality, design, style, and size of such signage shall be consistent with the Landlord's Building standard signage program and will be subject to Landlord's approval, in its sole discretion. All signage will be subject to receipt of any and all required governmental permits and approvals, and shall be subject to any covenants, conditions and restrictions affecting the Real Property. Any change in Tenant's signage shall be at Tenant's sole cost and expense.

23.2 Prohibited Signage and Other Items. Any other signs, notices, logos, pictures, names or advertisements which are installed in the Common Areas or on the exterior of the Building or are visible from outside the Premises and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.

24. COMPLIANCE WITH LAW

24.1 Tenant's Compliance. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Systems and Equipment or Common Areas, such changes will be made by Landlord at its expense, but subject to reimbursement as an Operating Expense to the extent permitted by Article 4; however, if such changes are required due to Tenant's Alterations, the Improvements or the particular nature of Tenant's use of the Premises, Tenant shall, as Additional Rent, reimburse Landlord for the cost thereof within thirty (30) days following receipt of an invoice therefor.

24.2 California Certified Access Specialist Inspection. In accordance with California Civil Code section 1938, Landlord states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction

related accessibility standards within the premises." If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord's option) to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the "**CASp Report**") and Tenant shall, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, which modifications will be completed as an Alteration, notwithstanding anything to the contrary in this Lease. Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

25. LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then (i) Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the amount due (but in no event shall such charge be in excess of the maximum amount permitted by applicable law) plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder, and (ii) such unpaid amounts shall thereafter bear interest until paid at a rate equal to the prime rate established from time to time by Wells Fargo Bank (or if Wells Fargo ceases to exist or to publish such a rate, then the rate published by the largest federally chartered banking institution in California) plus five percent (5%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law. The late charge and interest shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

26. LANDLORD'S RIGHT TO CURE DEFAULT

All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder, in which event Tenant shall reimburse Landlord, upon demand, for the sums incurred by Landlord in connection therewith. Tenant's reimbursement obligations under this Article 26 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current Building codes or other applicable laws, or for structural alterations, repairs

or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; (C) perform any covenants of Tenant which Tenant fails to perform; or (D) to address an emergency. Any such entries shall be without the abatement of Rent, shall not be deemed an unlawful entry, or an actual or constructive eviction, and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

28. TENANT PARKING

Subject to compliance with the rules and regulations reasonably prescribed by Landlord, Tenant shall rent parking passes on a monthly basis throughout the Lease Term in the amount set forth in Section 11 of the Summary to park in the Parking Facilities, on a non-exclusive basis, at the prevailing rate charged for parking passes at the location of such passes, which rate will be free throughout the initial Lease Term. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease. Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Parking Facilities, or relocate Tenant's parking passes to other parking structures and/or surface parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration, improvements or repairs with respect to the Parking Facilities or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. The parking rates charged by Landlord for Tenant's parking passes shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges concurrent with its payment of the parking rates described herein.

29. HAZARDOUS MATERIALS

Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises or the Building by Tenant or any Tenant Parties, without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or the Real Property, damages for the loss or restriction on use of rentable or usable space

or of any amenity of the Real Property, damages arising from any adverse impact on marketing of space on the Real Property, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees) which arise during or after the term of the Lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Real Property. Without limiting the foregoing, if the presence of any Hazardous Material at the Real Property is caused by or is permitted by Tenant to remain and thereafter results in any contamination of the Real Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Real Property to the condition existing prior to the introduction of any such Hazardous Material; provided, that Landlord's approval of such actions shall first be obtained. Landlord's approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Real Property. Any removal or remedial actions taken by Tenant hereunder shall be done so as to cause the least possible interference with the business of other tenants at the Real Property. Tenant shall give Landlord written notice of any evidence of mold, water leaks or water infiltration into the Premises promptly upon discovery of the same. At its expense, Tenant shall investigate, clean up and remediate any mold in the Premises. Investigation, clean up and remediation may only be performed after Landlord has approved Tenant's plan for such remediation. All clean up and remediation will be done in compliance with Applicable Laws. The provisions of this Article 29 shall survive the expiration or earlier termination of this Lease.

"Hazardous Materials" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste or substance," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties, including ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity; (ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; and (iv) any other material that, because of its quantity, concentration or physical or chemical characteristics, is the subject of regulation under Applicable Law or poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. **"Environmental Laws"** means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984.

30. MISCELLANEOUS PROVISIONS

30.1 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

30.2 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

30.3 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor.

30.4 Transfer of Landlord's Interest. In the event Landlord transfers all or any portion of its interest in the Real Property and Building and in this Lease, Landlord shall automatically be released from all remaining liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer.

30.5 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

30.6 Time of Essence. Time is of the essence of this Lease and each of its provisions.

30.7 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

30.8 Landlord Exculpation. In consideration of the benefits accruing hereunder to Tenant and notwithstanding anything in this Lease to the contrary, it is expressly understood and agreed that notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in the Building, and neither Landlord, nor any of its constituent partners, members, shareholders, officers, directors or employees shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

30.9 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter

thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language. The parties hereto acknowledge and agree that each has participated in the negotiation and drafting of this Lease; therefore, in the event of an ambiguity in, or dispute regarding the interpretation of, this Lease, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for interpretation against the party who caused the uncertainty to exist or against the draftsman.

30.10 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "**Force Majeure**"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

30.11 Notices. Any notice, demand or other communication given under the provisions of this Lease (collectively, "**Notices**") by either party to the other party shall be effective only if in writing and (a) personally served, (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid, or (c) sent by a nationally recognized courier service (*e.g.*, Federal Express) for next-day delivery. Notices shall be directed to the parties at their respective addresses set forth in the Summary. In the event that a different address is furnished by either party to the other party in accordance with the procedures set forth in this Section 30.11, Notices shall thereafter be sent or delivered to the new address. Notices given in the foregoing manner shall be deemed given (a) when actually received or refused by the party to whom sent if delivered by carrier or personally served, (b) if mailed, on the day of actual delivery or refusal as shown by the addressee's registered or certified mail receipt or (c) on the date shown on the courier service receipt as the delivery date (or date of refusal of delivery). For purposes of this Section 30.11, a "business day" is Monday through Friday, excluding holidays observed by the United States Postal Service.

30.12 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

30.13 Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

30.14 Governing Law and Venue. This Lease shall be construed and enforced in accordance with the laws of the State of California. Landlord and Tenant agree to submit to the exclusive jurisdiction and venue of the State or Federal courts located in the County of San Diego, State of California with respect to any controversy, dispute, claim, action, litigation or similar proceeding arising under or related to this Lease.

30.15 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "**Brokers**"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless for, from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers.

30.16 Paragraph Headings. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease.

30.17 Title and Recording. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant shall not record this Lease or any memorandum of lease.

30.18 Authority. Tenant covenants, warrants, and represents that each individual executing, attesting, and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; this Lease is binding upon and enforceable against Tenant; and Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.

30.19 Relationship. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture, or any other relationship.

30.20 Survival of Obligations. The expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant of any obligations which accrued prior to or which may continue to accrue after the expiration or earlier termination of this Lease. Those terms or provisions of this Lease which this Lease expressly states shall survive, or which by their context are clearly intended to survive the expiration or termination of this Lease, shall survive the expiration or earlier termination of this Lease.

30.21 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

30.22 Waiver of Jury Trial. To the maximum extent permitted by law, Landlord and Tenant hereby waive their respective rights to trial by jury of any cause of action, claim, counter-claim or cross-complaint in any action, proceeding or hearing brought by either Landlord against Tenant, or Tenant against Landlord on any matter whatsoever arising out of, or in any connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise now or hereinafter in effect.

30.23 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants; provided that this paragraph will not prohibit Tenant from filing any required documents with the Securities and Exchange Commission.

30.24 Landlord Renovations. Tenant acknowledges that Landlord may, but shall not be obligated to (other than as specifically set forth herein), during the Lease Term renovate, improve, alter, or modify (collectively, the "**Renovations**") the Building, Premises, and/or Real Property, including without limitation the Parking Facilities, Common Areas, systems and equipment, roof, and structural portions of the same. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

30.25 Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often that two (2) times in any calendar year), Tenant shall deliver to Landlord a current financial statement of Tenant and any guarantor of this Lease certified by an officer of Tenant or guarantor, as applicable.

30.26 Excepted Rights. Landlord reserves the absolute right to effect such other tenancies in the Building and/or Real Property as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Building and/or Real Property. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which

Landlord may temporarily close the Building shall include, without limitations, electrical interruptions, hurricanes, terrorist activities and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of rent payable hereunder.

30.27 Counterparts. This Lease may be executed in any number of counterparts, which may be delivered electronically, via facsimile or by other means. Each party may rely upon signatures delivered electronically or via facsimile as if such signatures were originals. Each counterpart of this Lease shall be deemed to be an original, and all such counterparts (including those delivered electronically or via facsimile), when taken together, shall be deemed to constitute one and the same instrument.

30.28 USA Patriot Act Compliance. Tenant represents and warrants that neither Tenant nor any person or entity who directly owns a ten percent (10%) or greater equity interest in Tenant, nor any of its officers, directors or managing members, is, or will be at any time during the Lease Term, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on the Office of Foreign Asset Control's "Specially Designated Nationals and Blocked Persons" list, found at http://www.treas.gov/offices/enforcement/ofac) or under any statute, Executive Order (including Executive Order 13224 signed on September 24, 2001 and entitled "Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism"), or other governmental action; and (b) Tenant's activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time).

30.29 Common Area Amenities Usage. Landlord currently provides a locker room/shower facility in the Building, which is available for use by tenants of the Real Property. Landlord makes no representation or warranty regarding the locker room/shower facilities or any other amenities now or hereinafter provided at the Real Property, and will have no obligation to provide or continue to provide any Common Area amenities at the Real Property. So long as Landlord provides any Common Area amenities and designates such amenities for the use of all tenants of the Real Property, Tenant will have the right to allow its employees working in the Premises to access such amenities at no additional rental charge (but subject to fees based upon usage in the event such fees are charged by Landlord in the future). Any such use will be subject to compliance with Landlord's rules and regulations relating to the amenities, any security or access control system and each employee's signature on Landlord's standard waiver/release form. Neither Tenant nor its employees shall do or permit anything to be done in or about the amenities area which would in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Real Property; nor shall Tenant or its employees use or allow the amenities area to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant or its employees cause, maintain or permit any nuisance or offensive sound, smell or light in, on or about the amenities area. Tenant will be responsible for any damage done to the amenities and the Building arising out of or in any way pertaining to Tenant's or its employees' use thereof. If Tenant or its employees fail to abide by the Landlord's rules for use or violate the terms of this Section 30.29, Landlord may revoke Tenant's right to use the amenities, and such revocation shall have no effect on this Lease. Landlord and its agents shall not be responsible for any loss or theft

whatsoever of any property or anything placed or stored by Tenant or its employees in the amenities area. Tenant, as a material part of the consideration of this Lease, waives all claims or demands against Landlord for any such loss, damage or injury of Tenant or Tenant's property, and agrees to indemnify and hold all Landlord Indemnified Parties harmless therefrom. Tenant's indemnity obligations as set forth in Section 10.1 of this Lease will apply to Tenant's use of the amenities area, and solely for purposes of this sentence, all references to the "Premises" in Section 10.1 shall include the amenities area. In the event Landlord elects to cease to provide any amenities previously provided, such closure will have no impact on this Lease or Tenant's obligations hereunder, it being agreed that Tenant has not entered this Lease in reliance on the provision of such services to Tenant.

[*Signature Page Follows*]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord":
G&I VIII SORRENTO LP,
a Delaware limited partnership,

By: Valla Brown
Name: Valla Brown
Title: Vice President
4/30/2018

"Tenant":
EMERALD HEALTH PHARMACEUTICALS INC.,
a Delaware corporation

*By: James DeMesa
Name: Dr. James DeMesa
Title: Chief Executive Officer

*By:____________________
Name: Ms. Jill Broadfoot
Title: Chief Financial Officer

***NOTE:**

If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must identify the two (2) capacities.

(B) If the requirements of (A) above are not satisfied, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord":
G&I VIII SORRENTO LP,
a Delaware limited partnership,

By:______________________________
Name:____________________________
Title:_____________________________

"Tenant":
EMERALD HEALTH PHARMACEUTICALS INC.,
a Delaware corporation

*By:_____________________________
Name: Dr. James DeMesa
Title: Chief Executive Officer

*By:_____________________________
Name: Ms. Jill Broadfoot
Title: Chief Financial Officer

***NOTE:**

If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must identify the two (2) capacities.

(B) If the requirements of (A) above are not satisfied, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Agreement.

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES



This Exhibit "A" is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

4852-6996-0544.4

EXHIBIT B

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant (and any replacement, lost, damaged or stolen parking, fitness center or similar access cards or keys supplied by Landlord pursuant to the Lease) must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Real Property, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such

procedures as are appropriate to protect against damage to the elevators or other parts of the Building. In no event shall Tenant's use of the elevators for any such purpose be permitted during the hours of 7:00 a.m. - 6:00 p.m.

6. Landlord shall have the right to control and operate the public portions of the Real Property, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7. The requirements of Tenant will be attended to only upon application at the Office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord's agents to prevent same.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws (other than in connection with the hanging of typical office decorations), or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12. Tenant shall not use or keep in or on the Premises or the Real Property any kerosene, gasoline or other inflammable or combustible fluid or material.

13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

15. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

16. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

17. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

18. Landlord reserves the right to exclude or expel from the Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

19. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

20. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. This includes the closing of exterior blinds, disallowing the sun rays to shine directly into areas adjacent to exterior windows.

21. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the North County submarket of San Diego without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

23. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

24. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.

25. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be

attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

26. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

27. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

28. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building Management Office. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

29. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

30. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Smoking of any kind (including vapor products) and the possession, use, growth or distribution of marijuana or any marijuana derivative is strictly prohibited within the Premises and the Building.

31. Tenant and Tenant's employees, agents, contractors and other invitees shall not be permitted to bring firearms onto the Real Property or surrounding areas at any time.

32. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Real Property, and for the preservation of good order thereof, as well as for the convenience of other occupants and tenants thereof. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.